                                                                                EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of $25,000,000 of deferred compensation obligations of Archer-Daniels-Midland Company pertaining to the ADM Deferred Compensation Plan for Selected Management Employees II of our report dated August 4, 2004, with respect to the consolidated financial statements and schedule of Archer-Daniels-Midland Company in its Annual Report (Form 10-K) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri
December 22, 2004